UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2014
Commission file number 001-11625

Pentair plc
(Exact name of Registrant as specified in its charter)

Ireland	98-1141328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

P.O. Box 471, Sharp Street, Walkden, Manchester, M28 8BU United Kingdom
(Address of principal executive offices)
Registrant’s telephone number, including area code: 44-161-703-1885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition
On July 31, 2014, Pentair plc (the “Company”) issued a press release announcing its earnings for the second quarter of 2014 and a conference call in connection therewith. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
This press release refers to certain non-GAAP financial measures (adjusted operating income, adjusted operating margins, adjusted earnings per share and free cash flow) and a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in the Company’s financial statements prepared in accordance with generally accepted accounting principles.
The 2014 adjusted operating income, adjusted operating margins and adjusted earnings per share eliminate certain targeted restructuring activities, certain expenses related to the redomicile of the Company, loss on the sale of a business and certain tax items. The 2013 adjusted operating income, adjusted operating margins and adjusted earnings per share eliminate certain expenses incurred related to the merger with the Flow Control business of Tyco International Ltd., certain targeted restructuring activities, "mark-to-market" gain for pension and other post-retirement plans, impairments, certain expenses related to the redomicile of the Company, gain on the sale of businesses, certain tax items and interest expense.
On July 28, 2014, our Board of Directors approved a decision to exit our Water Transport business in Australia. Our second quarter results, 2014 outlook, 2015 earnings per share target and comparisons to prior years are presented on an adjusted basis and exclude the Water Transport business.
Management utilizes these adjusted financial measures to assess the run-rate of its continuing operations against those of prior periods without the distortion of these factors. The Company believes that these non-GAAP financial measures will be useful to investors as well to assess the continuing strength of the Company’s underlying operations.
The Company uses free cash flow to assess its cash flow performance. The Company believes free cash flow is an important measure of operating performance because it provides the Company and its investors a measurement of cash generated from operations that is available to pay dividends and repay debt. In addition, free cash flow is used as criterion to measure and pay compensation-based incentives. The Company’s measure of free cash flow may not be comparable to similarly titled measures reported by other companies.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Shell Company Transactions
Not applicable

(d)	Exhibits
The following exhibit is provided as part of the information furnished under Item 2.02 of this Current Report on Form 8-K:

Exhibit	Description
99.1	Pentair plc press release dated July 31, 2014 announcing earnings results for the second quarter of 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2014.

PENTAIR PLC
Registrant

By	/s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer

PENTAIR PLC
Exhibit Index to Current Report on Form 8-K
Dated July 31, 2014

Exhibit Number	Description
99.1	Pentair plc press release dated July 31, 2014 announcing earnings results for the second quarter of 2014.